UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 27, 2007

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2007, James River Coal Company (the “Company”) filed a Form 8-K under Item 1.01 to report the entry into an underwriting agreement with UBS Securities LLC (the “Underwriter”) pursuant to which the Company agreed to sell 4,500,000 shares of its common stock, par value $0.01 per share, plus up to an additional 675,000 shares of its common stock subject to the Underwriter’s over-allotment option, to the Underwriter at a price per share of $6.30, for resale by the Underwriter under a prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-143563) (the “Offering”).  At that time, the updated Exhibit 5 opinion and consent of Kilpatrick Stockton LLP regarding the legality of the shares to be issued in the Offering was inadvertently omitted from the filing.  The updated opinion and consent of Kilpatrick Stockton LLP is attached hereto as Exhibit 5.1, and incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Kilpatrick Stockton LLP

23.1	Consent of Kilpatrick Stockton LLP (see Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date:  December 14, 2007